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EXHIBIT 23(a)(5)

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                             FOR DAVIS SERIES, INC.


     DAVIS SERIES, INC., a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Tucson, Arizona hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST:     The Articles of Incorporation of the Corporation are hereby amended as follows:

     Article FIFTH of the Articles of Incorporation of the Corporation is hereby amended to change the name of one series of stock as follows:

     Old Series Name                         New Series Name
     ---------------                         ---------------
     Davis Convertible Securities Fund       Davis Appreciation & Income Fund

The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such series of stock shall not change.

     SECOND:     The name of the Davis Appreciation & Income Fund series of stock of the Corporation has been amended by the Board of Directors of the Corporation in accordance with and pursuant to Article FIFTH, Section (b) of the Articles of Incorporation of the Corporation and (Section)2-605(4) of the Maryland General Corporation Law.

     THIRD:     The Corporation is registered as an open-end investment company with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940.

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     FOURTH:     The Board of Directors duly adopted a resolution changing the name of the Davis Appreciation & Income Fund series of stock of the Corporation, as aforementioned, on March 17, 2003.

     FIFTH:     The effective date of these Articles of Amendment is
July 1, 2003.

     IN WITNESS WHEREOF, Davis Series, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary this 18th day of April , 2003.


                                                              DAVIS SERIES, INC.


                                                /s/_____________________________
                                                     Sharra Reed, Vice President

                                                                         ATTEST:

                                                    /s/_________________________
                                                                     Thomas Tays
                                                                       Secretary



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